Exhibit 99.2

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN AND FOR NEW CASTLE COUNTY

IN RE BIOENVISION, INC., a Delaware	)
corporation.	)	C.A. No.
)

VERIFIED JOINT PETITION FOR RELIEF PURSUANT TO 8 Del. C. § 231(c)

Petitioners Bioenvision, Inc. (“Bioenvision”), Genzyme Corporation (“Genzyme”) and Wichita Bio Corporation (“Wichita Bio”) by their undersigned attorneys, allege, upon knowledge as to themselves and their own acts and upon information and belief as to all other matters, as follows:

NATURE OF THE ACTION

1.                                       This is an action brought pursuant to 8 Del. C. §§ 111 and 231(c) seeking relief in connection with a special meeting of the stockholders of Bioenvision, Inc. (“Bioenvision,” or the “Company”) held on October 4, 2007, which was adjourned and later reconvened on October 5, 2007 (the “Special Meeting”).  At the Special Meeting, stockholders of Bioenvision were asked to vote to approve a merger agreement (the “Merger Agreement”) by and among Genzyme, Wichita Bio and Bioenvision, in which, among other things, each share of Bioenvision common stock will be converted into the right to receive $5.60 in cash (the “Merger”).  The Special Meeting has been adjourned until October 10, 2007, to afford the inspector of elections additional time to tabulate the final vote on the Merger Agreement.

2.                                       Going into the Special Meeting on October 5, the parties knew that the vote would be very close.  However, on the morning of October 5, and immediately prior to re-convening the Special Meeting, Bioenvision was informed by its proxy solicitation firm, The Altman Group, Inc. (“Altman”) and by a significant shareholder of Bioenvision shares, that the shareholder (a client of JPM Morgan (the “JPMorgan Client”)) had, that morning, issued instructions to vote an outcome-determinative number of shares by proxy, and that another significant shareholder present at the meeting had decided to vote for the Merger what was then believed to be an outcome-determinative number of shares (that is, a number believed to be sufficient to approve the Merger, even if the votes from the JPMorgan Client were not timely received).  Relying on that information, which information was ultimately shown to be incorrect in several critical respects, the Chairman of the Special Meeting called the meeting to order and opened and closed the polls before all votes were received by the inspector of elections.

3.                                       Petitioners seek prompt equitable relief, pursuant to 8 Del. C. § 231(c), to reopen the polls so that all ballots, proxies or votes may be counted so that the premature closing of the polls on October 5, based on the errors described above and further described herein, does not thwart the will of a majority of Bioenvision’s stockholders who exercised their franchise in favor of the Merger.

PARTIES

4.                                       Petitioner Bioenvision is a publicly held, product-oriented biopharmaceutical company primarily focused on the acquisition, development, distribution and marketing of compounds and technologies for the treatment of cancer, autoimmune disease and infection. Bioenvision’s shares are traded on The NASDAQ Global Market under the symbol “BIVN.”

5.                                       Petitioner Genzyme is a Massachusetts corporation and a party to the Merger Agreement. As of the record date of September 5, 2007, Genzyme owned 8,398,098 shares of Bioenvision common stock, representing approximately 15.3% of its outstanding common stock, and 2,250,000 shares of Bioenvision preferred stock, representing 100% of the preferred stock outstanding.  The 2,250,000 shares of preferred stock are voted on an as converted basis of a ratio of 2 for 1 and therefore represent 4,500,000 shares of common stock for voting purposes.  Accordingly, Genzyme held approximately 22% of the total votes entitled to be cast at the Special Meeting.

6.                                       Petitioner Wichita Bio, a Delaware corporation, is a wholly-owned direct subsidiary of Genzyme and a party to the Merger Agreement. Wichita Bio was formed to facilitate the acquisition of Bioenvision by Genzyme.

FACTUAL BACKGROUND

A.                                    The Merger Agreement

7.                                       On May 29, 2007, Bioenvision and Genzyme entered into a definitive agreement and plan of merger, contemplating a two-step process in which Genzyme, through its wholly-owned subsidiary Wichita Bio, would acquire Bioenvision.  The Bioenvision Board of Directors unanimously approved the Merger Agreement, which reflected a 50% premium over the 20-day trading average of Bioenvision common stock prior to the announcement of the Merger Agreement.

8.                                       Under the Merger Agreement, the first step of the transaction consisted of a tender offer by Genzyme at $5.60 per share for all shares of Bioenvision’s common stock and $11.20 per share (plus accrued and unpaid dividends) for Bioenvision’s preferred stock (the “Tender Offer”).  Under the Merger Agreement, Bioenvision’s directors and senior management agreed to tender their shares, as did Perseus-Soros Biopharmaceutical Fund L.P., the owner of 100% of the outstanding preferred stock.  The Merger Agreement contains a “minimum tender condition” such that if shares representing at least 50% of the outstanding shares were not tendered prior to expiration of the Tender Offer, Genzyme would not have to close the Tender Offer.  However, the Merger Agreement also allowed Genzyme, in its sole discretion, to waive this minimum tender condition and proceed with the Merger if it acquired less than 50% of the outstanding shares.

9.                                       Under the Merger Agreement, the second step of the Merger could have proceeded in one of two ways.  First, if Genzyme acquired at least 90% of the shares in the Tender Offer, Genzyme would have been able to effect a statutory short-form merger pursuant to 8 Del. C. § 253.   Alternatively (and what ultimately took place), in the event that Genzyme did not acquire 90% or more of the outstanding shares in the Tender Offer, the second step would consist of a long-form merger under 8 Del. C. § 251.  For the long-form merger to be approved, a majority of the outstanding shares of Bioenvision stock (including the shares held by Genzyme) must vote to adopt the Merger Agreement.

B.                                    The Tender Offer Period

10.                                 Genzyme filed its Schedule TO-T Tender Offer Statement on June 4, 2007, and Bioenvision’s Board of Directors unanimously recommended the Tender Offer and the Merger to its stockholders in a statement 14D-9 Recommendation Statement filed on June 7, 2007.

11.                                 The Tender Offer expired on July 10, 2007, with 8,398,098 common shares and 2,250,000 preferred shares (which represent 4,500,000 common shares for voting purposes) tendering overall.  Although the 50% threshold in the Tender Offer was not achieved, Genzyme waived the minimum tender condition and purchased all the tendered shares.  This represented 15.3% of the outstanding common stock and 100% of the outstanding preferred stock, for a total of approximately 22% of all outstanding Bioenvision common stock on an as-converted basis.

C.                                    Bioenvision’s Proxy Statement

12.                                 On September 7, 2007, Bioenvision filed a definitive proxy, setting an October 4, 2007 Special Meeting of stockholders to vote on the Merger.  Proxy statements were mailed to all stockholders owning Bioenvision stock on the record date of September 5, 2007.  The proxy statement contained the Bioenvision Board of Directors’ unanimous recommendation that the stockholders vote in favor of adopting the Merger Agreement.

13.                                 Bioenvision retained Altman to solicit proxies for the October 4, 2007 Special Meeting, and retained American Stock Transfer and Trust Company (“AST”) to serve as the inspector of elections.  Broadridge (formerly ADP) served its customary role in processing proxies and votes by institutional investors holding Bioenvision shares in street name.

14.                                 Certain minority stockholders of Bioenvision sought to secure an increase in the Merger consideration from Genzyme.  In the weeks leading up to the Special Meeting, Genzyme informed Bioenvision and its stockholders on several occasions, including by sending a letter to the Bioenvision Board of Directors on September 27, 2007 with an accompanying press release, that it would not increase its consideration for the Merger above $5.60 per share.

D.                                  The Shareholder Vote

15.                                 On the morning of October 4, prior to the Special Meeting, Altman issued a report which stated that Bioenvision was approximately 1,338,635 votes short of the majority needed for adoption of the Merger Agreement. The report also listed by shareholder the number of shares that had not yet been voted.  Among the major entities who had not yet voted were Ramius Capital Group LLC (“Ramius”), which according to the Altman report held 296,000 shares; SG Americas Securities LLC (“SG”), which according to the Altman report held 1.3 million shares; and the JPMorgan Client, which according to the Altman report held 800,000 voting shares (with a reportedly additional 3.2 million shares on loan).  Thus, going into the October 4 Special Meeting, the parties knew that Bioenvision was short of the required vote, but believed that SG and either Ramius or the JPMorgan Client could deliver enough votes for the Merger Agreement to be adopted.

16.                                 Bioenvision CEO Wood, acting as Chairman of the Bioenvision Special Meeting, convened the meeting on October 4, 2007 at approximately 11:30 am.  Wood was informed immediately prior to the meeting that an insufficient number of votes had been cast in favor of adopting the Merger Agreement.  At approximately 11:31 am, Wood adjourned the meeting until Friday, October 5, 2007 at 11:00 am.

17.                                 Bioenvision issued a press release on the evening of October 4, announcing the adjournment and stating that the Special Meeting would reconvene the following day at 11:00 am.  The press release also stated that voting would “remain open until the completion of the reconvened meeting” and that 47% of issued and outstanding shares had voted in favor of the Merger.

18.                                 On the morning of October 5, according to information provided by Altman in an updated report, 935,635 votes were still required for the Merger Agreement to be adopted.  Bioenvision understood, based on Altman’s report and Altman’s previous statements, that if SG voted to adopt the Merger Agreement, the Merger would be approved.

19.                                 Prior to reconvening the meeting on October 5, Bioenvision was informed that the JPMorgan Client had issued instructions to vote an outcome-determinative number of shares in favor of the Merger.

20.                                 The parties now understand that, at approximately 10:35 am on October 5, the JPMorgan Client instructed JPMorgan to vote its entire position in favor of the Merger.   At approximately 11:15 am, JPMorgan communicated this voting instruction to Broadridge, which Broadridge initially refused.  At 12:11 pm, after further communication with JPMorgan, Broadridge transmitted the JPMorgan Client’s proxy to AST.

21.                                 The Chairman reconvened the meeting at approximately 11:25 am on October 5 and announced that the polls would open at 11:26 am and close at 11:29 am.  While the polls were open, SG voted its shares in favor of the Merger.  However, unbeknownst to the parties at the time, SG was in a position to vote only 916,000 shares — not 1.3 million as previously reported in error by Altman.

22.                                 At 11:29 am, the Chairman announced that the polls were closed.  Bioenvision mistakenly believed that when SG cast its ballot, it voted approximately 1.3 million shares (as opposed to its actual 916,000 shares), resulting in what Bioenvision mistakenly believed to be a majority vote in favor of the Merger Agreement.  The Chairman adjourned the meeting until 11:00 am on Wednesday, October 10, 2007, to provide the inspector of elections with additional time to tabulate the vote with respect to approval of the Agreement and Plan of Merger.

23.                                 At around 12:00 noon, the inspector of elections verbally reported to the parties that preliminary results indicated the Merger was 293,000 votes short of approval; this shortage was later determined to actually be 239,000 votes (representing approximately 0.43% of the outstanding shares).  At approximately 12:12 pm, the JPMorgan Client’s vote of 3.1 million shares was received by AST.  If the JPMorgan Client’s votes are included, the Merger will pass by 2.8 million votes, with approximately 55% of the outstanding stock on an as-converted basis (representing over 66% of the shares voted) voting in favor of the Merger.

24.                                 Later on October 5, Bioenvision issued a press release announcing the adjournment of the stockholder meeting until October 10, but did not announce a preliminary count of the vote.

25.                                 On October 8, 2007, the JPMorgan Client confirmed to Genzyme that it continues to favor the completion of the Merger.

COUNT ONE

(For Relief Pursuant to 8 Del. C. § 231(c))

26.                                 Petitioners repeat and reallege the foregoing allegations as if fully set forth herein.

27.                                 Section 231 of the Delaware General Corporation Law establishes procedures for counting votes at stockholder meetings.  Specifically, Section 231(c) provides:

No ballot, proxies or votes nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a stockholder shall determine otherwise.

8 Del. C. § 231(c) (emphasis added).  The premature closing of the polls based on errors of fact has prevented the inspector of elections from counting all the ballots, proxies or votes cast, unless this Court, pursuant to Section 231(c), determines that all the ballots, proxies or votes should be counted.

28.                                 As discussed above, multiple errors resulted in the potential disenfranchisement of Bioenvision shareholders.  First, the parties received a report that mistakenly stated that Bioenvision was approximately 935,635 votes short of the majority.  Second, the parties fully expected SG to vote 1.3 million shares in favor of the Merger and were unaware at the time SG submitted its ballot that it was able to only vote 916,000 shares in favor of the Merger — again, far fewer than expected.  Third, the proxy from the JPMorgan Client voting in favor of the Merger was intended to be submitted prior to the closing of the polls.  In fact, the JPMorgan Client communicated to Bioenvision that it would be voting its entire position in favor of the Merger and instructed JPMorgan to do so.  As already noted, at 11:15 am on October 5, JPMorgan called Broadridge with this voting instruction, which Broadridge asked JPMorgan to confirm in writing via facsimile.  At some point between 11:15 am and 11:30 am, JPMorgan faxed written confirmation to Broadridge.  AST did not receive a transmission of the JPMorgan Client’s vote from Broadridge until 12:12 pm.  Fourth, having mistakenly believed that the vote was secured, based on inaccurate information, the polls were prematurely closed.

29.                                 Absent the relief requested below, Bioenvision’s stockholders will suffer irreparable harm and could be deprived of a Merger that a majority of Bioenvision stockholders have voted to approve.  Petitioners have no adequate remedy at law.

PRAYER FOR RELIEF

WHEREFORE, Petitioners pray for judgment as follows:

A.                                   That, under Count I of the Petition, the Court enter an Order, pursuant to   8 Del. C. § 231(c), permitting Bioenvision to (i) upon notice to shareholders as of the record date, to reconvene the special meeting on October 22, 2007, and reopen the polls to receive the ballots, votes or proxies of all Bioenvision stockholders; (ii) accept for consideration by the Inspector all ballots, proxies and votes delivered by holders of Bioenvision stock as of the record date from on or before October 5, 2007, through the closing of the polls on October 22, 2007; and (iii) allow Bioenvision’s stockholders to demand appraisal rights prior to the taking of the vote on October 22, 2007.

B.                                     That the Court grant such other and further relief as it deems just and proper.

/s/ Thomas A. Beck	/s/ Kevin G. Abrams
Thomas A. Beck (#2086) Daniel A. Dreisbach (#2583) RICHARDS, LAYTON & FINGER, P.A. One Rodney Square P.O. Box 551 Wilmington, DE 19899 (302) 651-7000	Kevin G. Abrams (#2375) John M. Seaman (#3868) ABRAMS & LASTER LLP Brandywine Plaza West 1521 Concord Pike, Suite 303 Wilmington, DE 19803 (302) 778-1000

Of Counsel:	Of Counsel:

Christopher Denn James Kasinger Edward Lee GOODWIN, PROCTER LLP Exchange Place 53 State Street Boston, Massachusetts 02110 (617) 570-1000	Paul M. Kinsella Christopher G. Green Daniel J. Maher Lila A. Palmer ROPES & GRAY LLP One International Place Boston, MA 02110 (617) 951-7000
Attorneys for Bioenvision, Inc.	Attorneys for Genzyme Corporation and Wichita Bio Corporation

Dated: October 9, 2007